                                                                       EXHIBIT 1

                            JOINT FILING AGREEMENT
                            ----------------------

In accordance with rule 13d-(f) promulgated under the Securities Exchange Act of 1934, as amended, the undersigned hereby agree to the joint filing with all other Reporting Persons (as such term is defined in the Schedule 13D referred to below) on behalf of each of them of a statement an Schedule 13D (including amendments thereto) with respect to the common stock. $.01 par value (the "Common Stock"), of All American Semiconductor, Inc., a Delaware corporation, and that this Agreement be included as an Exhibit to such joint filing. This Agreement may be executed in any number of counterparts, all of which taken together shall constitute one and the same instrument.

IN WITNESS WHEREOF, the undersigned hereby execute this Agreement as of May 12, 2000.

          /s/ GLEN F. CEILEY
          -----------------------
              Glen F. Ceiley

          Bisco Industries, Inc.

          /s/ GLEN F. CEILEY
          -----------------------
          Name: Glen F. Ceiley
          Title: CEO

          Bisco Industries, Inc.
          Profit Sharing and Savings Plan

          /s/ GLEN F. CEILEY
          -----------------------
          Name: Glen F. Ceiley
          Title: Trustee

          Family Steakhouses of Florida, Inc.

          /s/ GLEN F. CEILEY
          -----------------------
          Name: Glen F. Ceiley
          Title: Chairman

                              Page 10 of 14 pages